Exhibit 10.17

Global Remuneration Policy Statement (“GRPS")

Policy Statement

Janus Henderson Group plc (the “Company”) operates a single Remuneration Policy which applies in its entirety to all entities and employees including the executives, unless local laws or regulations set more rigorous requirements for any aspect, in which case the higher standards apply.

The GRPS is in place to ensure remuneration aligns with evolving business strategy and changes in the markets in which we operate, is consistent with best practice, promotes sound and effective risk management and is compliant with applicable regulations.

A successful remuneration policy should be sufficiently flexible to take account of future changes in the Company’s business environment and remuneration practice and therefore the GRPS is subject to change from time to time. The policy is therefore reviewed on an annual basis.

Our remuneration practices aim to link pay with performance and drive long-term shareholder returns, while appropriately managing risk. In doing so, the Compensation Committee (the “Committee”) and the Board recognize that our remuneration policies and practices must enable us to attract, motivate and retain exceptional people, while aligning their interests with those of our clients and shareholders.

Key principles

The key drivers of our remuneration philosophy are:

●	Attract and retain employees critical to our long-term success by providing total reward opportunities which, subject to performance, are competitive within our defined markets;
●	Fully align pay with our strategic priorities, reinforce a strong performance culture through rewards that reflect Company, department, team and individual performance;
●	Align management, client and shareholder interests by deferring a significant portion of remuneration into JHG stock awards and/or fund units;
●	Manage risk taking and conflicts of interest in our incentive plans, maintain an appropriate balance between base pay, short-term cash incentives and long-term deferred incentives;
●	Ensure that remuneration processes and procedures comply with industry requirements and legislation, are consistent with market practice, and include effective risk management controls.

The Company’s remuneration principles are reinforced through an appropriate balance of the following elements of remuneration:

Base Pay	Attract and retain employees with the personal attributes, skills and experience required to deliver long-term value for clients and shareholders.
Benefits

Provide health benefits to support our employees and their families, geared toward employee wellbeing, competitive within each of our local markets, and cost-effective and tax-efficient whenever possible.

Offer competitive retirement and/or pension arrangements that allow employees to build wealth, are aligned with the Company’s risk appetite, and cost- and tax-efficient for employees and the Company.

The Company operates voluntary all employee share plans including Buy As You Earn (BAYE), Sharesave (SAYE), and an Employee Stock Purchase Plan (ESPP) in which

Internal Use Only

Global Remuneration Policy Statement (“GRPS")

staff can participate within approved contribution guidelines to encourage employees to become shareholders in the Company.
Variable Incentive Awards

Employees are eligible to receive discretionary variable incentive awards based on Company, department, team, and individual performance.  These awards are funded from a Profit Pool more fully described below. Variable incentives are paid in the form of cash and/or deferred awards.  Deferrals are delivered in Company restricted stock and fund units.

Under the CEO scorecard approach, a portion of the deferral is delivered in performance shares that vest based on relative total shareholder return, over a forward looking 3-year period.

The Company does not operate specific ratios (maxima or minima) in regard to the mix of base pay and variable pay, opting instead for managing fixed and variable remuneration in line with market practice and by reference to each employee‘s role and individual performance.

Variable Incentive Awards

Profit Pools

The Company pays variable incentive remuneration for 96% of employees from pools funded by Company profits (“Profit Pools”).  The Profit Pools fund employee variable incentive awards, as well as performance fee remuneration (where applicable).  Employees participate in one of three separately funded pools, depending on their role in the organisation: (i) the Investments Pool, (ii) the Core Pool, or (iii) the Intech Pool.  Each pool has a specific Pre Incentive Operating Income (“PIOI”) calculation and a corresponding funding percentage, effectively creating a ‘profit share’ arrangement between our employees and our shareholders.

1.	The Investments Pool: Covers employees contributing to the investment management functions at Janus Henderson and include; portfolio managers, research analysts, research associates, traders, client portfolio managers, the exchange-traded product team, portfolio analytics, investment risk employees and the investment team’s administrative support.
2.	The Core Pool: Covers employees contributing to the executive, distribution, administrative, and operational support of Janus Henderson and its subsidiaries.
3.	The Intech Pool: Covers all employees of the Janus Henderson subsidiary Intech Investment Management LLC (“Intech”), including investments, distribution, and support employees.

PIOI is generally considered as operating income before the deduction of incentive remuneration and overhead.  The indicative funding percentages are subject to oversight and approval by the Compensation Committee (the “Committee”).  The Committee retains the discretion to modify or terminate remuneration plans and programmes without prior notice.

Profit Pool funding levels are directly linked to profits generated in the current year, reflecting the firm’s ability to pay and thereby strengthening its capital base.  Adjustments to the Profit Pools are common based on business as usual and non-recurring events that impact profitability. Additionally, the Committee may apply its discretion and further adjust the profit pools (even to zero):

Global Remuneration Policy Statement (“GRPS")

o	If the Committee believes an adjustment, either up or down, better aligns the Profit Pool with Company performance, or in consideration of any non-financial objectives or factors as appropriate,
o	in consideration of an annual assessment of backward- and forward-looking risks, and/or
o	based on independent guidance or advice from the Company’s Board Risk Committee or the Janus Henderson UK Holdings Limited Board (“JHUKHL Board”).

The ability to adjust the Profit Pools in this manner is designed to ensure alignment between variable compensation levels and broader company performance. The annual risk assessment considered by the Committee addresses types of risk relevant to the firm and allows the Committee to consider; if the firm’s compensation structure is adequately aligned to its risk and control environment, and whether further adjustments to the pool should be made. In this respect, the firm’s remuneration policy is also consistent with the integration of relevant sustainability risks.

Once the Profit Pools are calculated in aggregate, allocations are cascaded to department leadership through a process initiated by the Chief Executive Officer (the “CEO”), in collaboration with members of the Executive Committee and the CEO of Intech.  During this allocation process, department performance and contribution toward Company results are taken into account, and consideration is given to financial and non-financial key performance indicators as determined for each department.  This group may review relevant department level information gathered from the annual risk assessment, the review of material risk events, and any conduct or behaviour issues.

Employees receive variable incentive awards from the profit pools on a discretionary basis, based on the recommendations of line managers and in consideration of individual performance appraisals. Under the Company’s performance appraisal framework, employees;

●	set individual objectives (jointly with line management), aligned to the Company’s overall strategic priorities, yet unique to their individual role and department, and
●	must demonstrate a commitment towards diversity and inclusion, and

●	are expected to exhibit certain behavioural competencies, aligned with the Company’s guiding principles:

o	‘we put clients first’,
o	‘we act like an owner’, and
o	‘we succeed as a team’.

In respect of individual incentive awards from the Profit Pools, employees are measured against;

●	achievement of their individual objectives, and
●	demonstration of the above behavioural competencies.

This is a ‘guidance based’ approach with no specific rules constraining line manager discretion.  Final decision-making and approval of individual awards is held by department leadership.  The CEO and Head of Human Resources (“Head of HR”) review department outcomes, including a gender pay view, and provide oversight and direction as needed.

o	The Remuneration Review Committee (the “RRC”) reviews individual incentive remuneration in the context of material risk events, conduct and behaviours and may adjust individual awards based on this review.
o	The RRC also reviews remuneration proposals relating to individuals identified as Code Staff under the MIFIDPRU, AIFMD and UCITS Remuneration Codes.

Profit Pool eligibility does not guarantee that variable incentives will be paid to an employee, and the payment of no variable incentive is a possibility should performance of the firm and/or the individual require this. Employees must be actively employed by Janus Henderson on the day that Profit Pool incentives are distributed in order to receive these awards.

o	Employees paid outside the Profit Pools: Employees in the following positions are not eligible to participate in the Profit Pools and may receive variable incentives that are directionally consistent with the profit pool outcomes, in consideration of individual performance as determined by the Committee for the CEO, or as recommended by the CEO for the Executive Committee. The Committee retains decision-making and approval of Executive Committee remuneration including the following roles paid outside the Profit Pool: the CEO, Chief Risk Officer (”CRO”), Chief Financial Officer (“CFO”), Chief Investment Officer (“CIO”) and General Counsel.

Global Remuneration Policy Statement (“GRPS")

Monthly and quarterly commission arrangements

Direct front line sales professionals located in the US participate in market-standard Sales Variable Pay Plans (the “Plans”) that include formulaic commissions.  The Plans are intended to reward salespeople directly for both individually generated sales and the performance of the broader team.  Monthly commissions generally are a set percentage (“basis points”) of individual gross sales, or an ‘attainment’ framework that pays employees based on achievement of a sales goal.  Quarterly discretionary awards are funded by team gross sales.  The Plans also include a Net Sales incentive that adjusts the monthly basis point or attainment rate.  Individual payments from these plans may be adjusted at the discretion of line management, and in consideration of personal conduct and behaviours.

Performance fee incentives

The Company receives performance fees in relation to certain funds depending on outperformance of each fund against pre-determined benchmarks. Performance fees are shared directly with investment professionals, on a formulaic basis, where there is a contractual arrangement in place.

If it is decided to share performance fees on a discretionary basis, those performance fee sharing incentives are funded from within the Profit Pools and subject to the same risk adjustment, review and standard deferral arrangements that apply to the discretionary funding frameworks.

The Company operates a small number of legacy formulaic and contractual management and performance fee incentive arrangements which predominantly relate back to historic acquisitions.  These incentives are not funded from within the Profit Pools but are subject to risk adjustment processes and the Company’s standard deferral arrangements.

CEO Scorecard

The Committee uses a structured scorecard to measure CEO performance.  The scorecard approach is designed to align CEO remuneration with Company performance and reward the CEO for achieving goals that maximise long-term value for clients and shareholders.  The scorecard is based on the same factors used by the Company to evaluate business results.  The performance categories, measures, and weightings used are as follows:

o	Investment Excellence (30% weighting): Deliver investment excellence for clients measured based on 3-year investment performance relative to a benchmark;
o	Financial Results (40% weighting); Deliver strong financial results for shareholders measured based on our 1-year relative results for revenue growth, growth in net income before taxes, and total net AUM flows; and
o	Strategic Results (30% weighting); Drive strategic results to achieve long-term success for clients and shareholders measured based on executing the Company’s strategic vision and priorities, attracting strong talent, driving cultural integration and alignment across the firm, building global distribution momentum, delivering exceptional client service, and fostering a strong risk and control environment.

Following an assessment of results, the Compensation Committee determines an overall performance ‘multiplier’ between 0.0 and 2.0, which is then applied to a target incentive opportunity to determine the CEO’s actual variable incentive award.  The target incentive opportunity is established annually by comparing the Company’s revenue and total assets under management, as well as business complexity, to a select peer group of companies determined by the Compensation Committee and its independent remuneration consultants.

Deferral arrangements

Deferrals are a key driver of our remuneration philosophy as they create employee ownership and align the interests of our employees, our clients, and our shareholders over the long term. All employees are subject to the Company’s standard deferral arrangements which apply to variable incentive awards, excluding the monthly and quarterly commission arrangements described above. Deferral rates apply to awards that exceed a minimum threshold, rates of deferral increase for larger incentive awards, or as appropriate under the Alternative Investment Fund Managers Directive (AIFMD) or Undertakings for Collective Investment in Transferable Securities (UCITS) regulations. Deferred awards vest in three equal instalments over a 3-year

Global Remuneration Policy Statement (“GRPS")

period.  Forfeiture provisions apply to employees who cease employment with the Company during the vesting period, other than in prescribed circumstances. Deferrals are delivered into JHG restricted stock and/or fund units and, effective in 2020, all awards are subject to malus provisions. Clawback provisions, in addition to malus, apply to the most senior officers at the firm.

Deferral arrangements are reviewed periodically to ensure they remain aligned with:

●	the Company’s business strategy, associated time horizons and risk appetite;
●	competitive practice in the sectors and jurisdictions in which the Company operates; and
●	emerging regulatory practice.

Performance Appraisals

The Company operates an annual performance appraisal process on a global basis.  Line managers must undertake reviews of individual performance at least annually.  In conjunction with department heads, Human Resources analyse and calibrate performance appraisal results and consider a number of outcomes, including but not limited to; the consistent application of ratings, the degree of performance differentiation, gender pay effects, and the alignment between pay and performance.

Additional Remuneration Policies and Practices

Anti-avoidance and anti-hedging

Identified Code Staff are required to complete an annual attestation certifying that they;

o	understand that they must act and make decisions within the Company’s risk appetite as described in the Enterprise Risk Management Framework, and
o	will adhere to the Company’s Personal Account Dealing policy which includes a prohibition of personal hedging transactions.

Guaranteed bonus and buy out awards

The Company complies with the principles of the Financial Conduct Authority Remuneration Code(s) in relation to guaranteed bonuses in that guaranteed variable remuneration is only awarded to material risk takers or employees with AIFMD or UCITS responsibilities in cases where:

●	it is exceptional;
●	it occurs in the context of hiring new staff;
●	the firm has a sound and strong capital base; and
●	it is limited to the first year of service.

Buying out deferred bonuses is permitted subject to, as far as possible, the timing, delivery mechanism (i.e. shares or cash) and amounts paid out being set to match the former arrangements (quantum and vesting schedule) including, where relevant, applicable performance conditions associated with the forfeited awards.

Scope

This policy applies to all employees of Janus Henderson Group plc, its subsidiaries and affiliates.

Roles and Responsibilities

Remuneration Governance Framework

Oversight, decision-making and management activities in relation to remuneration related matters are conducted through a number of governing bodies.

Global Remuneration Policy Statement (“GRPS")

Compensation Committee of the Company’s Board of Directors

The independent non-executive Directors of the Committee are responsible for;

o	oversight and approval regarding CEO and Executive Committee remuneration,
o	decision-making regarding the Company’s remuneration practices and variable incentive plans, including;
o	review of the annual risk assessment and approval of any adjustments to the Profit Pools, and
o	periodic review of incentive plans in respect of conflicts of interest and/or mitigation of excessive risk taking behaviours.

Janus Henderson UK Holdings Limited Board

The Janus Henderson UK (Holdings) Limited (JHUKHL) Board reviews the application of the JHG Group Governance to the UK consolidated prudential group (Regulatory Group). The Remuneration matters the JHUKHL Board are responsible for are as follows:

o	Approve the remuneration policy for the Regulatory Group (Regulatory Group Remuneration Policy) that:
i.	takes into account the JHG Group remuneration policy,
ii.	is consistent with and promotes sound and effective risk management within the Regulatory Group and
iii.	is designed to comply with applicable regulatory requirements and guidance.

o	Periodically review the general principles of the Regulatory Group Remuneration Policy and check that they are designed to comply with applicable Remuneration Codes.
o	Review the Regulatory Group Remuneration Policy and oversee its implementation.
o	Approve the Code Staff List for the Regulatory Group.
o	Consider, and, if thought appropriate, approve the recommendation from the Compensation Committee with respect to the Risk Adjustment processes.

Remuneration Review Committee

The RRC includes the Head of HR, the CRO and the General Counsel.  This group considers guidance and feedback from relevant department heads where appropriate and is responsible for;

o	considering material changes to global remuneration practices and variable incentive plans,
o	reviewing variable incentive plans in respect of conflicts of interest and/or potential for excessive risk taking and recommending changes,
o	recommending changes, amendments and revisions to existing remuneration mechanisms to comply with regulatory requirements,
o	determining the list of identified Code Staff and reviewing remuneration decisions for this group,
o	determining adjustments to individual and/or team remuneration following an assessment of material risk events, conduct and behaviours, and
o	approving any special remuneration arrangements for individuals and/or teams.

Relevant Remuneration Requirements

Alternative Investment Fund Managers Directive (AIFMD)

●	FCA: AIFM Remuneration Code (SYSC 19B)
●	CSSF: Luxembourg law of 12 July 2013 on alternative investment fund managers (the “AIFM Law”)
●	CSSF: ESMA Guidelines on sound remuneration policies under AIFMD (ESMA 2016/411)

Undertakings for Collective Investment in Transferable Securities (UCITS) regulations

●	FCA: UCITS Remuneration Code (SYSC 19E)
●	CSSF: Luxembourg Law of 17 December 2010 on undertakings for collective investment (the “UCITS Law”)
●	CSSF: ESMA Guidelines on sound remuneration policies under the UCITS Directive (ESMA 2016/411)

Global Remuneration Policy Statement (“GRPS")

Markets in Financial Instruments Directive (MiFID)

●	FCA: MiFID II Remuneration and performance management of sales staff (SYSC 19F)
●	CSSF: ESMA Markets in Financial Instruments (MiFID II) - Directive 2014/65/EU
●	CSSF: ESMA MiFID II Delegated Regulation 2017/593
●	CSSF: Article 1 of Grand Ducal law of 30 May 2018, which incorporates MiFID II Delegated Regulation 2017/593 into Luxembourg law

FCA MiFIDPRU Remuneration Code (SYSC 19G)

CSSF Commission Recommendation of 30 April 2009 on remuneration policies in the financial services sector (2009/384/EC)